                                  Exhibit 10.3

                               A G R E E M E N T


                 THIS AGREEMENT is made as of this ___ day of March, 1994 (the "Agreement"), by and among RELIANCE INSURANCE COMPANY ("Reliance"), HOTEL INVESTORS TRUST and HOTEL INVESTORS CORPORATION (collectively, "Hotel Investors"), Ronald A. Young, John F. Rothman, Graeme W. Henderson, Sherwin L. Samuels, Bruce M. Ford, Earle F. Jones and Howard Levenson ("Individual Defendants" or "Insured Persons", with Hotel Investors collectively referred to as "Defendants").

                 WHEREAS, Reliance has issued its Directors and Officers Liability Policy No. NDA 1363600-01 to Hotel Investors effective from July 15, 1989 to July 29, 1994 (the "Policy"); and

                 WHEREAS, there are pending in the United States District Court for the Southern District of California two Class Action Complaints entitled Joyce Uttan I.R.A., et al v. Hotel Investors Trust, Inc., et al., (United States District Court, Southern District of California, Case No. 92-277B(M)) and Naomi Horowitz, et al. v. Hotel Investors Trust, Inc., et al., (United States District Court, Southern District of California, Case No. 91-1161 K
(BTM)) (the "Class Actions"); and

                 WHEREAS, there is pending in the Superior Court for State of California for the County of San Diego a derivative lawsuit entitled Richard Carno, et al. v. Ronald A. Young, et al., bearing Case No. 650235 (the "Derivative Action"; the Class Actions and Derivative Action will hereafter be collectively referred to as the "Actions")); and

                 WHEREAS, the parties to the Actions have reached an agreement in principle to settle the Actions for the total sum of Three Million Two Hundred and Fifty Thousand Dollars ($3,250,000), subject to a Stipulation of Settlement and subject to approval of Court (the "Settlement");

                 WHEREAS, the Stipulation of Settlement defines the Effective Date of the settlement and defines Settlement Fund and those definitions are incorporated herein; and

                 WHEREAS, Reliance and Defendants have reached an agreement on the respective responsibilities of the parties hereto with regard to the said Settlement;

                 NOW, THEREFORE, in consideration of the mutual promises and agreements as contained herein, it is hereby agreed as follows:

                          With regard to the Settlement of the Actions, the
following payments are to be made to the Settlement Fund:





                                  Exhibit 10.3

                          (a)     Reliance agrees to pay toward the Settlement
on behalf of its Insured Persons under the Policy, Two Million Five Hundred Thousand Dollars ($2,500,000).

                          (b)     Hotel Investors agrees to pay toward the
Settlement Four Hundred Thousand Dollars ($400,000).

                          (c)     Ronald A. Young and John F. Rothman agree to
pay toward the Settlement the sum of Three Hundred Fifty Thousand Dollars ($350,000).

                          (d)     Such payments shall be made in accordance
with the Stipulation of Settlement.

                 2. With regard to defense costs, including legal fees, disbursements, expenses and costs (collectively, "Defense Costs") incurred by Defendants in defending the Actions through October 12, 1993, but not for any Defense Costs incurred thereafter, Hotel Investors agrees to pay all such Defense Costs incurred on behalf of Defendants. It is agreed that all such Defense Costs are within the aggregate retention payable by Hotel Investors under the Policy.

                 3. With regard to Defense Costs related to the Actions incurred by Defendants other than Hotel Investors after October 12, 1993 and prior to the "Effective Date," as that term is defined in the Stipulation of Settlement, Reliance will pay such reasonable and necessary Defense Costs. To the extent there is disagreement about whether such Defense Costs are reasonable and necessary, such disagreement shall be determined by the Honorable Lawrence Irving (Ret.). In the event the Settlement is terminated, cancelled or fails to become effective for any reason, this provision for funding of Defense Costs is inapplicable to Defense Costs incurred subsequent to such termination, cancellation or other ineffectiveness.

                 4. Conditioned and effective upon (i) the occurrence of the Effective Date and (ii) the making of the payments provided in paragraphs 1, 2 and 3 above, Individual Defendants and Hotel Investors, on its own behalf and on behalf of its trustees, directors and officers, its present, former and future parent companies, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, heir, owners, assigns, executors, administrators and their present, former or future directors, agents, partners, principals, officers, employees' trustees, insurers, reinsurers and representatives or any of them, and their attorneys and all persons acting by, through, under or in concert with them or any of them (collectively the "Hotel Investors Releasors"), hereby release and discharge Reliance and its present, former and future parent companies, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, heirs, owners, assigns, executors, administrators and their present, former or future directors, agents, partners, principal, officers, employees, trustees, insurers, reinsurers and representatives or any of them, and their attorneys and all persons acting by, through, under or in concert with them or any of them (collectively the "Reliance Releasees"), (a) from any claim for any additional or further payment on account of the Settlement of the Actions, as set forth in paragraph 1 hereof, or those Defense Costs set forth in paragraph 2 hereof; provided, however, that nothing contained herein or in the Stipulation of Settlement shall relieve Reliance, its reinsurers and/or any excess insurance carrier from any obligation created by any policy of insurance issued by Reliance, any reinsurer and/or any excess carrier of Hotel Investors except as it pertains to any additional or further payment required to settle the Actions or those Defense Costs set forth in paragraph 2 herein; and provided further that the Hotel Investors Releasors do not release the Reliance Releasees from any claim that Hotel Investors may have arising from (1) the proceedings seeking approval of the Settlement and any appeals therefrom; or
(2) any motion, application, process or other effort to implement or to enforce the terms and conditions of the Settlement or the orders and judgments entered thereupon; or (3) any actions, suits or proceedings brought by any member of the Class certified in the Actions who purported to exercise their rights to exclude themselves from the said Class and for that reason are not bound by any orders or judgment entered upon the approval of the Settlement; and (b) from any claim, cause of action or demand, in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, against the Reliance Releasees, or any of them, involving the Actions, and based upon, arising from, in any way connected with, relating to or concerning claims for, or assertions of, breach of contract, representation, covenant or warranty, "bad faith" or unfair claims handling practices, breach of implied covenants of good faith and fair dealing, any violation of Section 790.03(h) of the California Insurance Code or any provision of the law of any state or territory of the United States or other jurisdiction, or any principle of common law, which is similar, comparable or equivalent to such Section 790.03(h), with respect to the Policy.

                 5. Conditioned and effective upon (i) the occurrence of the Effective Date and (ii) the making of the payments referred to in paragraphs 1 and 2 above, Reliance and its present, former and future parent companies, divisions, subsidiaries, affiliates, associates, representatives, predecessors, successors, heirs, owners, assigns, executors, administrators and their present, former or future directors, agents, partners, principals, officers, employees, trustees, insurers, re-insurers and representatives, or any of them, and their attorneys and all persons acting by, through, under or in concert with them, or any of them, (collectively, the "Reliance Releasors") hereby release and discharge the Defendants and Hotel Investors' present, former and future trustees, directors, officers, parent companies, divisions, subsidiaries, and affiliates, and each of Defendants' respective associates, representatives, predecessors, successors, heirs, assigns, executors, administrators, and present, former and future agents, partners, principals, officers, employees, trustees, representative and attorneys, or any of them, and all persons acting by, through, under, or in concert with them, or any of them, (collectively, the "Hotel Investors Releasees") (a) from any claim for additional or further payment on account of the Settlement of the Actions or for those Defense Costs set forth in paragraph 3 hereof; and (b) from any claim, cause of action or demand, in law or in equity, of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent against the Hotel Investors Releasees, or any of them, involving the Actions, and based upon, arising from, in any way connected with, relating to or concerning claims for, or assertions of breach of contract, representation, covenant or warranty, "bad faith", or breach of implied covenants of good faith and fair dealing, with respect to the Policy.

                 6. Conditioned and effective upon (i) the occurrence of the Effective Date and (ii) the making of the payments provided in paragraphs 1 and 2 above, Reliance expressly waives any and all right to subrogation with respect to (1) the amount contributed by it to the Settlement, referred to in paragraph 1(a) above, and (2) any Defense Costs paid by it in connection with the Actions, including, without limitation, any and all right to be subrogated to any claim of any Defendant for contribution or indemnity of any kind.

                 7. Conditioned and effective upon (i) the occurrence of the Effective Date and (ii) the making of the payments provided in paragraphs 1, 2 and 3 above, each Defendant (including Hotel Investors on behalf of its present, former and future trustees, directors, officers, parent companies, divisions, subsidiaries, and affiliates), for itself and on behalf of his or its respective past, present and future associates, representatives, predecessors, successors, heirs, assigns, executors, administrators and attorneys, and any and all persons acting by, through, under or in concert with them, or any of them, hereby releases and discharges each other Defendant (including Hotel Investors' present, former and future trustees, directors, officers, parent companies, divisions, subsidiaries and affiliates), and his or its respective past, present and future representative, predecessors, successors, heirs, assigns, executors, administrators, attorneys, and all persons acting by, through, under, or in concert with them or any of them, from any and all losses, claims, demands, debts, causes and causes of action of any kind or description whatever ("claim") from the beginning of time to the date of this Agreement, known or unknown, suspected or unsuspected, fixed or contingent, based upon, arising from, in any way connected with, relating to, or concerning the Actions, or any of them, or any allegation that was made or that could have been made in any of the Actions including, without limitation, any claim for contribution or indemnity.

                 8. With respect to the releases set forth herein, Defendants and Reliance acknowledge that they have been informed of and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                 "GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                 Defendants and Reliance, being aware of Section 1542, hereby expressly waive any rights they may have thereunder, as well as under any other statutes or common law principles of similar effect.

                 9. In the event the Settlement is terminated, cancelled or fails to become effective for any reason after Hotel Investors, Rothman and Young, and Reliance have made their respective contributions to the Settlement, and funds are to be returned to Defendants from the Settlement Fund, said funds are to be repaid to the parties hereto in proportion to the amounts paid as set forth in Paragraph 1.

                 10. The Defendants agree to secure Reliance's consent prior to their exercise or waiver of any of their rights under the Settlement of the Actions and Reliance agrees that its consent will not be unreasonably withheld.

                 11. Defendants and Reliance agree and acknowledge that this Agreement is entered into for the sole purpose of resolving contested claims and disputes as well as avoiding the substantial costs, expenses and uncertainties associated with such disputes, with the trial of the Actions and with other potential litigation. It is also expressly agreed and acknowledged that neither this Agreement, its execution, the performance of any of its terms nor any of its contents shall constitute or be construed or offered as evidence in any proceeding as an admission of any liability or of any insurance coverage or of any fact or any indication that any of the claims, charges or conditions made in the Actions by any of the parties thereto against each other have any merit.

                 12. Defendants and Reliance represent and warrant that there has been no, and agree that there will be no, assignment or other transfer of any interest in any claim which they may have against their respective releasees or any other person or entity which arises out of the facts giving rise to the Actions or the Policy.

                 13. Defendants and Reliance agree and acknowledge that the terms of this Agreement and the negotiations leading hereto are confidential and may not be disclosed except as may be necessary and appropriate to their employees, attorneys, accountants, reinsurers, excess insurers and brokers, or as required by law; provided, however, that any party served with a subpoena, discovery request or other similar legal instrument which could lead to disclosure of the terms of this Agreement shall, within seven days of the receipt thereof, notify the other parties hereto, unless such notice would not permit sufficient time in which to allow the other parties hereto to assert any interest in prohibiting such disclosure, in which case the party being requested to make the disclosure will give notice to the other parties hereto as soon as possible, but in any event before actual disclosure.

                 Notice shall be given to Reliance as follows:

                          Reliance National (Hotel Investors)
                          C/O Gilbert D. Jensen
                          Barton, Klugman & Oetting
                          333 South Grand Avenue, 37th Floor
                          Los Angeles, California 90071


                 Notice shall be given to Defendants as follows:

                 To Hotel Investors Trust and Hotel Investors Corporation
                          Michael J. Klowden, Esq.
                          Morgan, Lewis & Bockius
                          801 South Grand Avenue, Suite 220
                          Los Angeles, California 90071

                 To Ronald A. Young
                          R. William Bowen, Esq.
                          Luce, Forward, Hamilton & Scripps
                          600 West Broadway, Suite 2600
                          San Diego, California 92101

                 To John F. Rothman
                          Dennis Kinnaird, Esq.
                          Munger, Tolles & Olson
                          355 South Grand Avenue, 35th Floor
                          Los Angeles, California 90071

                 To Sherwin L. Samuels
                          Edward M. Medvene, Esq.
                          Patricia H. Benson, Esq.
                          Mitchell, Silberberg & Knupp
                          11377 West Olympic Boulevard
                          Los Angeles, California 90064

                 To Graeme W. Henderson, Bruce M. Ford, Earle F. Jones and Howard Levenson
                          Scott L. Metzger, Esq.
                          Duckor & Spradling
                          401 West A Street
                          San Diego, California 92101

                 14. Defendants and Reliance agree and acknowledge that this Agreement carries no precedential value and should not be relied upon by any person as evidence of any obligation of any insurer under identical or similar policies.

                 15. Hotel Investors hereby declares, warrants and represents that it has paid, and will continue to pay, for all costs and expenses, including legal fees and disbursements, incurred in or associated with the defense of the Actions on behalf of the Individual Defendants named in the Actions, and that it will indemnify the Individual Defendants named in the Actions for all such Defense Costs incurred through October 12, 1993. In the event that any Individual Defendant named in the Actions presents or asserts any claim, cause of action or demand for costs and expenses, including legal fees and disbursements, incurred in or associated with the defense of the Actions, or claim, cause of action or demand for payment against Reliance arising from, relating to or in any way connected to the Actions or the Settlement, to the extent such Defense Costs were incurred on or before October 12, 1993, Hotel Investors hereby agrees that it will defend and indemnify Reliance and hold it harmless from and against any such claims, causes of action or demands.

                                          RELIANCE INSURANCE COMPANY



                                          By _________________________________


                                          HOTEL INVESTORS TRUST



                                          By _________________________________


                                          HOTEL INVESTORS CORPORATION


                                          By _________________________________


                                          ____________________________________
                                          Ronald A. Young


                                          ____________________________________
                                          John F. Rothman

                                          ____________________________________
                                          Graeme W. Henderson


                                          ____________________________________
                                          Sherwin L. Samuels


                                          ____________________________________
                                          Bruce M. Ford


                                          ____________________________________
                                          Earle F. Jones


                                          ____________________________________
                                          Howard Levenson